UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2011

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 28, 2011, Codexis, Inc. (the “Company”) announced its financial results for the second quarter of 2012. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On July 28, 2011, the Company announced that it had entered into a broad collaboration with Chemtex, a wholly-owned subsidiary of Gruppo Mossi & Ghisolfi, to develop and produce sustainable detergent alcohols for use in the household products market. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The Company and Equilon Enterprises LLC dba Shell Oil Products US (“Shell”) currently have a research and development collaboration agreement which focuses on the development of advanced biofuels. In July 2011, Shell notified the Company that it was reducing the number of funded FTEs under such agreement from 128 to 116 effective August 2011.

Item 9.01.	Financial Statement and Exhibits

(d)	Exhibits

99.1	Press release dated July 28, 2011 relating to second quarter financial results*

99.2	Press release dated July 28, 2011 relating to collaboration with Chemtex

*	This exhibit relating to Item 2.02 shall be deemed to be furnished and not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2011

CODEXIS, INC.

By:	/s/ Robert Lawson

Name:	Robert Lawson
Title:	Senior Vice President and Chief Financial Officer